UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Well Corporation

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	20-5009396 (I.R.S. Employer Identification No.)

American Well Corporation 75 State Street, 26th Floor

Boston, MA (Address of Principal Executive Offices)	02109 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:    333-248309

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-248309) originally filed with the Securities and Exchange Commission on August 24, 2020, as amended, and the description under the heading “Description of Capital Stock” relating to the Common Stock in the Registrant’s final Prospectus to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

American Well Corporation

By:	/s/ Bradford Gay
Name: Bradford Gay Title: Senior Vice President & General Counsel

Date: September 14, 2020